UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 483-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 20, 2018, the Board of Directors (the “Board”) of Ultragenyx Pharmaceutical Inc. (the “Company”) adopted a Director Resignation Policy for directors in uncontested elections (the “Policy”). The Policy provides that any nominee for director who receives a majority “withhold” vote in an uncontested election of directors is required to tender to the Board his or her resignation promptly following the certification of the election results. The Nominating and Corporate Governance Committee of the Board (the “Committee”) will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes. The Board will act on the Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The Company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

A copy of the Policy is included as Exhibit A to the Company’s Corporate Governance Guidelines, which are available at www.ultragenyx.com in the “Corporate Governance” subsection of the “Investors” tab.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2018	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Executive Vice President, Chief Financial Officer